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Exhibit 23.4

[LETTERHEAD OF UHY LLP]

CONSENT OF UHY LLP, INDEPENDENT AUDITORS

We consent to the reference to our firm under the caption "experts" and to the use in Amendment No. 3 to the Registration Statement on Form S-1 (No. 333-131609) and related Prospectus of Alphatec Holdings, Inc. of our report dated December 29, 2005 relating to the financial statements of Cortek, Inc.

UHY LLP

Boston, Massachusetts
May 2, 2006

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CONSENT OF UHY LLP, INDEPENDENT AUDITORS